Sequa Corporation

                                                As of February 23, 1995
200 Park Avenue
New York, New York 10166
212-986-5500
212-370-1969 (fax)


Mr. Martin Weinstein
111 Sheffield Place
San Antonio, Texas  78213

Dear Marty:

Reference is made to your Employment Agreement with Chromalloy Gas Turbine Corporation, dated as of October 1, 1991 (the "Employment Agreement"). The Employment Agreement is hereby amended as follows:

      Paragraph "2(b)" of the Employment Agreement is hereby amended as follows:

        "(b) Based upon your performance and at the sole discretion of the Board, you will also e entitled to receive an annual incentive bonus (calculated within the range payable to corporate officers of the Company during that year) in accordance with the then current provisions of the Sequa Management Incentive Bonus Plan, for any year that the Company determines it appropriate to pay incentive bonuses to corporate officers generally."

Except as specifically set forth above, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

Please acknowledge your agreement with all of the foregoing by signing and returning to the undersigned the enclosed duplicate of this letter. Upon our receipt of such fully executed copy, this shall become a binding agreement between us.


                                          Very truly yours,


                                          SEQUA CORPORATION
                                          (Ultimate parent corporation of
                                          CHROMALLOY GAS TURBINE CORPORATION


                                          BY:_______________________________
                                          Norman E. Alexander, Chairman


ACCEPTED AND AGREED TO:

_________________________


Dated:___________________